Exhibit 99.1

POST OFFICE BOX 787

LEBANON, TENNESSEE

37088-0787

Investor Contact:	Lawrence E. Hyatt
(615) 235-4432

Media Contact:	Jeanne Ludington
(615) 443-9115

CRACKER BARREL REPORTS RESULTS FOR SECOND QUARTER FISCAL 2013

Positive Comparable Store Traffic, Restaurant and Retail Sales in the Quarter

LEBANON, Tenn. – February 26, 2013 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported financial results for the second quarter of fiscal 2013 ended February 1, 2013.

Second-Quarter Fiscal 2013 Highlights

•	Compared to the prior year second quarter, comparable store traffic increased 0.2%, comparable store restaurant sales increased 3.3% and comparable store retail sales increased 3.1%.

•	Fifth consecutive quarter of positive comparable traffic, restaurant sales and retail sales, and outperformance of the Knapp-TrackTM casual dining index.

•

On a GAAP basis, operating income margin was 8.1% of total revenue, compared with 7.0% in the prior year quarter. Adjusted for proxy contest and severance expenses, adjusted operating income margin was 8.4% of total revenue, compared with 7.5% in the prior year quarter. (See non-GAAP reconciliation below.)

•

On a GAAP basis, earnings per diluted share were $1.47, compared to $1.10 in the prior year quarter. Adjusted for proxy contest and severance expenses, and the prior year benefit from the Work Opportunities Tax Credit (“WOTC”), adjusted earnings per diluted share were $1.43 compared to adjusted earnings per diluted share of $1.20 in the prior year quarter. Second quarter GAAP EPS includes $0.19 per diluted share due to the retroactive reinstatement (effective January 1, 2012) of the WOTC, of which $0.09 per share relates to the prior fiscal year. (See non-GAAP reconciliation below.)

Second-Quarter Fiscal 2013 Results

Revenue

The Company reported total revenue of $702.7 million for the second quarter of fiscal 2013, representing an increase of 4.4% over the second quarter of the prior year. Comparable store restaurant sales increased 3.3%, including a 3.1% increase in average check. The average menu price increase for the quarter was approximately 2.6%. Comparable store retail sales were up 3.1% for the quarter. The Company estimates that inclement weather in the second quarter reduced comparable store traffic, restaurant and retail sales by approximately 0.3%. During the quarter, the Company opened one new Cracker Barrel store, for a total of five new store openings year-to-date.

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Cracker Barrel Reports Second Quarter Results

February 26, 2013

Comparable store restaurant traffic, average check and comparable store restaurant and retail sales for the fiscal months of November, December and January were as follows:

	November	December	January	Second Quarter
Comparable restaurant traffic	0.6%	-1.9%	1.6%	0.2%
Average check	3.3%	3.4%	2.7%	3.1%
Comparable restaurant sales	3.9%	1.5%	4.3%	3.3%
Comparable retail sales	-8.4%	11.0%	5.3%	3.1%

Fiscal 2012 was a 53-week year. For Fiscal 2013, the Company calculates comparable store traffic, check and sales using the corresponding prior year weeks.

Operating Income

On a GAAP basis, operating income was $57.2 million, or 8.1% of total revenue, in the second quarter of fiscal 2013 compared with $47.3 million, or 7.0% of total revenue, in the second quarter of the prior year. Adjusted for proxy contest and severance expenses, adjusted operating income was $58.9 million, or 8.4% of total revenue, in the second quarter of fiscal 2013, compared with adjusted operating income of $50.6 million, or 7.5% of total revenue, in the prior year quarter. Lower retail cost of goods, restaurant hourly labor expense, and general and administrative expense as a percent of total revenue contributed to most of this operating income margin improvement.

Diluted Earnings Per Share

On a GAAP basis, earnings per diluted share in the second quarter of fiscal 2013 were $1.47, compared with $1.10 in the prior year quarter. During the quarter, Congress retroactively reinstated the WOTC effective to January 1, 2012, which reduced the effective income tax rate in the quarter to 25.0% compared with 29.5% in the prior year quarter, and contributed $0.19 per diluted share to second quarter earnings. Adjusted for proxy contest and severance expenses and the prior-year WOTC benefit of $0.09 per diluted share, adjusted earnings per diluted share were $1.43, an increase of 19.2% over adjusted earnings per diluted share in the prior year quarter.

“This is the first quarter in more than ten years with positive comparable store traffic against a prior-year quarter with positive comparable store traffic,” said Sandra B. Cochran, Cracker Barrel’s President and Chief Executive Officer. “This was also the fifth consecutive quarter of comparable store traffic and sales growth, and of outperforming the Knapp-Track casual dining index. This quarter’s financial results exceeded our expectations and reflect the continued success of our marketing, menu, and operational initiatives. While we remain confident of our ability to execute our strategic plan, we also remain cautious about general economic conditions and consumer spending.”

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Cracker Barrel Reports Second Quarter Results

February 26, 2013

Fiscal 2013 Outlook

Based upon year-to-date financial performance, continued food commodity pressures, inclement weather in February, the reinstatement of WOTC, and remaining uncertainty in the economic environment, the Company adjusted its previous full year earnings guidance. For fiscal 2013, the Company expects total revenue of between $2.6 billion and $2.65 billion and adjusted earnings per diluted share of between $4.60 and $4.80. The revenue projection for fiscal 2013 reflects the expected opening of eight new Cracker Barrel stores and projected increases in comparable store restaurant and retail sales in a range of 2.0% to 3.0%. The Company projects an adjusted operating income margin of between 7.3% and 7.5% of total revenue for fiscal 2013.

The Company expects to report earnings per diluted share for the third quarter of fiscal 2013 of between $0.90 and $0.95. The Company reminds investors that its outlook for fiscal 2013 reflects a number of assumptions, many of which are outside the Company’s control.

Fiscal 2013 Second-Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com on February 26, 2013, beginning at 11:00 a.m. (Eastern Time). An on-line replay will be available at 2:00 p.m. (Eastern Time) and continue through March 12, 2013.

About Cracker Barrel

Cracker Barrel Old Country Store provides a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurants serve up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as our signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 in Lebanon, Tenn. and operates 621 company-owned locations in 42 states. Every Cracker Barrel store is open seven days a week with hours Sunday through Thursday, 6 a.m. – 10 p.m., and Friday and Saturday, 6 a.m. – 11 p.m. For more information, visit: crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual

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Cracker Barrel Reports Second Quarter Results

February 26, 2013

performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q2 FY13 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, weather on sales and customer travel, and discretionary income or personal expenditure activity of our customers; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to successfully implement or sustain plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; our ability to successfully implement plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our substantial indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America; and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications.

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Cracker Barrel Reports Second Quarter Results

February 26, 2013

Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Second Quarter Results

February 26, 2013

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Second Quarter Ended			Six Months Ended
	2/1/13	1/27/12	Percentage Change	2/1/13	1/27/12	Percentage Change
Total revenue	$702,671	$673,234	4%	$1,330,122	$1,271,671	5%
Cost of goods sold	244,187	235,391	4	442,045	421,698	5

Gross profit	458,484	437,843	4	888,077	849,973	5
Labor and other related expenses	244,871	234,933	4	477,610	455,901	5
Other store operating expenses	122,586	119,136	3	238,451	228,180	5

Store operating income	91,027	83,774	9	172,016	165,892	4
General and administrative expenses	33,830	36,437	(7)	69,511	73,931	(6)

Operating income	57,197	47,337	21	102,505	91,961	12
Interest expense	10,293	11,025	(7)	21,005	22,160	(5)

Pretax income	46,904	36,312	29	81,500	69,801	17
Provision for income taxes	11,736	10,703	10	23,140	20,390	14

Net income	$35,168	$25,609	37	$58,360	$49,411	18

Earnings per share – Basic:	$1.48	$1.11	33	$2.47	$2.16	14

Earnings per share – Diluted:	$1.47	$1.10	34	$2.45	$2.13	15

Weighted average shares:
Basic	23,711,235	22,968,002	3	23,644,405	22,919,451	3
Diluted	23,945,236	23,306,177	3	23,866,431	23,225,963	3

Ratio Analysis
Total revenue:
Restaurant	75.2%	74.8%		77.6%	77.5%
Retail	24.8	25.2		22.4	22.5

Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold	34.8	35.0		33.2	33.2

Gross profit	65.2	65.0		66.8	66.8
Labor and other related expenses	34.8	34.9		35.9	35.9
Other store operating expenses	17.4	17.7		18.0	17.9

Store operating income	13.0	12.4		12.9	13.0
General and administrative expenses	4.9	5.4		5.2	5.8

Operating income	8.1	7.0		7.7	7.2
Interest expense	1.4	1.6		1.6	1.7

Pretax income	6.7	5.4		6.1	5.5
Provision for income taxes	1.7	1.6		1.7	1.6

Net income	5.0%	3.8%		4.4%	3.9%

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Cracker Barrel Reports Second Quarter Results

February 26, 2013

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	2/1/13	8/3/12
Assets
Cash and cash equivalents	$186,148	$151,962
Property held for sale	882	884
Accounts receivable	13,338	14,609
Inventory	139,567	143,267
Prepaid expenses	19,229	11,405
Deferred income taxes	9,206	15,181
Property and equipment, net	1,017,930	1,022,370
Other long-term assets	59,301	59,314

Total assets	$1,445,601	$1,418,992

Liabilities and Shareholders’ Equity
Accounts payable	$85,109	$101,271
Other current liabilities	220,585	217,788
Long-term debt	512,500	525,036
Interest rate swap liability	14,911	14,166
Other long-term obligations	116,660	114,897
Deferred income taxes	61,543	63,159
Shareholders’ equity, net	434,293	382,675

Total liabilities and shareholders’ equity	$1,445,601	$1,418,992

Common shares issued and outstanding	23,728,808	23,473,024

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Cracker Barrel Reports Second Quarter Results

February 26, 2013

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Six Months Ended
	2/1/13	1/27/12
Cash flows from operating activities:
Net income	$58,360	$49,411
Depreciation and amortization	32,357	31,339
Loss on disposition of property and equipment	1,465	1,258
Share-based compensation, net of excess tax benefit	4,120	5,791
Increase in inventories	3,700	14,371
(Decrease) in accounts payable	(16,162)	(6,087)
Net changes in other assets and liabilities	(2,860)	17,876

Net cash provided by operating activities	80,980	113,959

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(29,329)	(38,719)
Proceeds from sale of property and equipment	333	477

Net cash used in investing activities	(28,996)	(38,242)

Cash flows from financing activities:
Net payments for credit facilities and other long-term obligations	(58)	(76)
Proceeds from exercise of share-based compensation awards	2,622	2,137
Excess tax benefit from share-based compensation	1,289	155
Dividends on common stock	(21,651)	(10,822)

Net cash used in financing activities	(17,798)	(8,606)

Net increase in cash and cash equivalents	34,186	67,111
Cash and cash equivalents, beginning of period	151,962	52,274

Cash and cash equivalents, end of period	$186,148	$119,385

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Cracker Barrel Reports Second Quarter Results

February 26, 2013

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	Second Quarter Ended		Six Months Ended
	2/1/13	1/27/12	2/1/13	1/27/12

Units in operation:
Open at beginning of period	620	606	616	603
Opened during period	1	2	5	5

Open at end of period	621	608	621	608

Total revenue: (In thousands)
Restaurant	$528,155	$503,531	$1,032,469	$985,040
Retail	174,516	169,703	297,653	286,631

Total revenue	$702,671	$673,234	$1,330,122	$1,271,671

Cost of goods sold: (In thousands)
Restaurant	$146,338	$138,456	$281,521	$266,152
Retail	97,849	96,935	160,524	155,546

Total cost of goods sold	$244,187	$235,391	$442,045	$421,698

Average unit volume: (In thousands)
Restaurant	$850.5	$828.3	$1,665.7	$1,625.5
Retail	281.0	279.1	480.2	473.0

Total	$1,131.5	$1,107.4	$2,145.9	$2,098.5

Operating weeks:	8,073	7,903	16,116	15,756

	Q2 2013 vs. Q2 2012	6 mo. 2013 vs. 6 mo. 2012

Comparable store sales period to period increase:
Restaurant	3.3%	3.3%
Retail	3.1%	2.5%

Number of locations in comparable store base	600	596

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Cracker Barrel Reports Second Quarter Results

February 26, 2013

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP basis operating

results to adjusted non-GAAP operating results

(Unaudited and in thousands)

The Company makes reference in this release to “adjusted store operating income,” “adjusted operating income,” “adjusted net income,” “adjusted earnings per diluted share,” and “adjusted general and administrative expenses,” excluding the impact of severance and proxy contest expenses and the retroactive restatement of the work opportunities tax credit. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and as such, may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for operating income, net income, or earnings per share or expense information prepared in accordance with GAAP.

	Second Quarter ended February 1, 2013			Second Quarter ended January 27, 2012
	As Reported	Adjust	As Adjusted	As Reported	Adjust	As Adjusted
		(1) (2) (3)			(1)

Store operating income	$91,027	$—	$91,027	$83,774	$—	$83,774
General and administrative expenses	33,830	(1,726)	32,104	36,437	(3,249)	33,188

Operating income	57,197	1,726	58,923	47,337	3,249	50,586
Interest Expense	10,293	—	10,293	11,025	—	11,025

Pretax income	46,904	1,726	48,630	36,312	3,249	39,561
Provision for income taxes	11,736	2,637	14,373	10,703	958	11,661

Net income	$35,168	$(911)	$34,257	$25,609	$2,291	$27,900

Earning per share – Basic	$1.48	(0.04)	$1.44	$1.11	$0.10	$1.21
Earning per share – Diluted	$1.47	(0.04)	$1.43	$1.10	$0.10	$1.20

	Six months ended February 1, 2013			Six months ended January 27, 2012
	As Reported	Adjust	As Adjusted	As Reported	Adjust	As Adjusted
		(1) (2) (3)			(1)

Store operating income	$172,016	$—	$172,016	$165,892	$—	$165,892
General and administrative expenses	69,511	(5,634)	63,877	73,931	(5,203)	68,728

Operating income	102,505	5,634	108,139	91,961	5,203	97,164
Interest Expense	21,005	—	21,005	22,160	—	22,160

Pretax income	81,500	5,634	87,134	69,801	5,203	75,004
Provision for income taxes	23,140	3,847	26,987	20,390	1,520	21,910

Net income	$58,360	$1,787	$60,147	$49,411	$3,683	$53,094

Earning per share – Basic	$2.47	$0.07	$2.54	$2.16	$0.16	$2.32
Earning per share – Diluted	$2.45	$0.07	$2.52	$2.13	$0.16	$2.29

(1)	Charges and tax effects of the proxy contest concluded at the Company’s annual meeting of shareholders.
(2)	Severance, other charges and tax effects related to organizational changes.
(3)	Provision for taxes adjusted to exclude the $2.1 million prior year favorable effect of the retroactive reinstatement of the work opportunity tax credit

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